                                                                     Exhibit 5.1


                            WILLKIE FARR & GALLAGHER
                               787 Seventh Avenue
                          New York, New York 10019-2099


                                                     July 16, 1998


Information Holdings Inc.
250 Dodge Avenue
East Haven, Connecticut  06512


Ladies and Gentlemen:

     You have requested our opinion, as counsel for Information Holdings Inc., a Delaware corporation (the "Corporation"), in connection with the Registration Statement on Form S-1, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1993 Act"), filed by the Corporation with the Securities and Exchange Commission.

     The Registration Statement relates to an offering of up to 4,250,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Corporation (the "Offering"), of which up to 637,500 Shares are subject to a 30-day over-allotment option granted by the Corporation to the underwriters.

     In that connection, we have examined drafts of the Corporation's Certificate of Incorporation and Bylaws and of the underwriting agreement providing for the issuance and sale of Shares, the applicable resolutions of the Corporation's Board of Directors and the Registration Statement. We have also examined such other documents, corporate records, certificates and instruments relating to the Corporation as we have deemed relevant and necessary to the formation of the opinion hereinafter set forth. In such examination, we have assumed the genuineness and authenticity of all documents examined by us and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to us and the conformity in all material respects of final documents with drafts thereof.

Information Holdings, Inc.
July 16, 1998
Page 2


     Based upon and subject to the foregoing, we are of the opinion that the Shares, when duly sold, issued and paid for in accordance with the terms of the Prospectus included as part of the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to (i) the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and (ii) the incorporation by reference of this opinion in an abbreviated registration statement filed pursuant to Rule 462(b) under the 1993 Act, in connection with the Offering, to register additional Shares in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Registration Statement.


                                               Very truly yours,

                                               /s/ Willkie Farr & Gallagher
                                               ----------------------------